ARTICLES OF INCORPORATION

                                       OF

                               BNE ASSOCIATES INC.



                  FIRST.  The name of the corporation is:

                               BNE ASSOCIATES INC.

                  SECOND. Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time o time designated by the Board of Directors, or by the By-Laws of said Corporation. and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

                  THIRD.  The objects for which this Corporation is formed are:
To engage in any lawful activity, including, but not limited to the following:

                  (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

                  (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

                  (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

                  (D) Shall have power to sue and be sued in any court of law or equity.

                  (E) Shall have power to make contracts.

                  (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

                  (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

                  (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

                  (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

                  (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

                  (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

                  (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote if any.

                 (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

                 (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

                 (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

                 (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

                 (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

                 FOURTH. That the total number of common stock authorized that may be issued by the Corporation is TWENTY-FIVE THOUSAND (25,000) shares of stock without nominal or par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to tine for such considerations as may be fixed by the Board of Directors.

                  FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

                  The name and post office address of the first board of Directors shall be one (1) in number and listed as follows:

              NAME                      POST OFFICE ADDRESS
              ----                      --------------------
              Patrick McMullen          2533 North Carson Street
                                        Carson City, Nevada 89706


                  SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

                  SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

               NAME                      POST OFFICE ADDRESS
               ----                      -------------------
               Patrick McMullen          2533 North Carson Street
                                         Carson City, Nevada 89706

                  EIGHTH.  The resident agent for this corporation shall be:

                            LAUGHLIN ASSOCIATES, INC.

The address of said agent, and, the registered or statutory address of this corporation in the state of Nevada, shall be:

                            2533 North Carson Street
                            Carson City, Nevada 89706

                  NINTH. The corporation is to have perpetual existence.

                  TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

                  To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

                  By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

                  When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of Directors deems expedient and for the best interests of the Corporation.

                  ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional hares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                  TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided. however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                  THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

                  I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of May, 1996.


                                            /s/ Patrick McMullen
                                            ------------------------
                                            Patrick McMullen

STATE OF NEVADA            )
                           ) SS:
CARSON CITY                )

On this 9th day of May, 1996, in Carson City, Nevada, before me, the undersigned, a Notary Public in and for Carson City, State of Nevada, personally appeared:

                                                     Patrick McMullen

Known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

                                           /s/ Mark Shatas
                                           ----------------
                                           Notary Public

I, Laughlin Associates, Inc. hereby accept as Resident Agent for the previously named Corporation.

May 9, 1996         /s/ Patrick McMullen
-----------------------------------------
Date:               Service Coordinator

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                              BNE ASSOCIATES, INC.

The undersigned being the President and Secretary of BNE Associates, Inc., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting hold on 9th May 1998, it was voted that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certify that ARTICLES "FIRST" and "FOUR" of the original Articles of Incorporation filed on the 9th day of May 1996 herein are amended to read as follows:

ARTICLE "ONE", NAME is amended to read:

The name of the Corporation shall be: "Occidental Rand Corporation".

RESOLVED that ARTICLE "FOUR" is hereby amended to road as follows:

The total number of authorized capital stock is increased to Fifty Mil1ion (50,000,000) shares at $.0001par value per share shall be authorized. Said shares at $.0001 par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

RESOLVED that the Corporation declare a 1 to 100 forward stock split to be effective May 25, 1999.

The undersigned hereby certify that they have on this 5th May, 1998 executed this Certificate amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                       /s/ Thomas McCausland
                                       -----------------------------
                                       Thomas McCausland, President


                                       /s/ Nancy Jones
                                       -----------------------------
                                       Nancy Jones, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           OCCIDENTAL RAND CORPORATION


The undersigned, being the President and the Secretary of Occidental Rand Corporation, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and shareholders at a meeting held on December 30, 1998, it was voted and adopted a resolution to amend the original Articles of Incorporation as follows:

         The undersigned further certify that FOUR of the original Articles of Incorporation filed on 9th of May 1996 herein is amended to read as follows:

         ARTICLE FOUR, CAPITAL STOCK is amended to read:

         The Corporation declares a 4 shares for each 1 share forward stock split to be effective the 5th of January 1999.

         The undersigned hereby certify that they have on December 30, 1998 executed this certificate Amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.



                                       /s/ Thomas McCausland
                                       -----------------------------
                                       Thomas McCausland, President


                                       /s/ Nancy Jones
                                       -----------------------------
                                       Nancy Jones, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           OCCIDENTAL RAND CORPORATION



         The undersigned, being the Treasurer and Secretary of Occidental Rand Corporation, a Nevada corporation, hereby certify that by unanimous consent of the Board of Directors and majority vote of the stockholders at a meeting held on 27th August 1999, this certificate of amendment of the articles of incorporation has been approved and adopted and that it shall be filed upon the discretion of the officers of this corporation.

         The undersigned further certify that Articles "FIRST" and "FOURTH" of the original Articles of Incorporation filed on the 9th day of May 1996 and amended on November 19, 1998 herein are amended as follows:

         Article "ONE", is hereby amended to read:

                  The name of the Corporation shall be:  "youticket.com inc."

         Article "FOUR" is hereby amended to read as follows:

                  The authorized capital stock of the corporation shall be One Hundred Million (100,000,000) shares of Common Stock, at $.0001 par value per share. Said shares at $.0001 par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

         The undersigned hereby certify that they have on this 27th day of August 1999 executed this Certificate Amending the Articles of Incorporation heretofore filed with the Secretary of Nevada.



                                               /S/ Virginia Thompson
                                               -----------------------------
                                               Virginia Thompson, Treasurer


                                               /S/ Brice Scheschuck
                                               ----------------------------
                                               Brice Scheschuck, Secretary